UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 14, 2019 (November 13, 2019)
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EXICURE, INC.
(Exact name of Registrant as specified in its charter)
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Delaware	001-39011	81-5333008
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8045 Lamon Avenue
Suite 410
Skokie, IL 60077
(Address of principal executive offices)
Registrant’s telephone number, including area code: (847) 673-1700
____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	XCUR	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01    Entry into a Material Definitive Agreement.

On November 13, 2019, Exicure, Inc. (the “Company”) entered into a Collaboration, Option and License Agreement (the “Collaboration Agreement”) with a wholly-owned subsidiary of Allergan plc, Allergan Pharmaceuticals International Limited (“Allergan”). Pursuant to the Collaboration Agreement, the Company granted to Allergan exclusive access and options to license spherical nucleic acid (“SNA”) based therapeutics arising from two collaboration programs related to the treatment of hair loss disorders. Each such license would grant to Allergan exclusive, royalty-bearing, sublicenseable, nontransferable, worldwide rights to develop, manufacture, use and commercialize such SNA therapeutics. Upon written notice to the Company, Allergan may exercise its option at any time following the effective date of the Collaboration Agreement until the expiration of the corresponding collaboration program’s option exercise period (each, an “Option Exercise Period”).

Under the terms of the Collaboration Agreement, the Company will conduct discovery and development in two collaboration programs for hair loss disorders. The Company shall be solely responsible for all costs and expenses of conducting each collaboration program through the completion of initial preclinical activities, and, if Allergan pays the option extension payment described below, all additional activities that are necessary to enable the first filing of an investigational new drug application (“IND”), except to the extent Allergan elects to conduct any formulation assessment activities or in vivo efficacy models. In the event that Allergan exercises an option, Allergan will be responsible for further development from the license effective date and commercialization of the corresponding licensed product.

Under the terms of the Collaboration Agreement, the Company will receive an upfront payment of $25 million, and, if Allergan exercises any of its option rights, Allergan will pay to the Company an option exercise fee equal to $10 million for each exercised option, if such option is exercised during the initial option exercise period. Should Allergan wish to extend an option exercise period beyond the applicable initial exercise period for a particular program, Allergan must pay the Company a one-time option extension payment in the amount of $10 million for each such option exercise period extension and the option payment to exercise the option during such option period extension shall then be $15 million for each exercised option.

If Allergan exercises an option for a program, development and regulatory milestones will be payable for that program upon the initiation of certain clinical trials, and acceptance of the filing for processing by the FDA in the United States and by 2 additional regulators outside the United States of a marketing application for review, per program, with an aggregate total of up to $195 million if both options are exercised. Commercial milestones will be payable for that program upon first commercial sale of a licensed product in certain jurisdictions and the achievement of specified aggregate sales thresholds for all licensed products from that program, with an aggregate total of up to $530 million if both options are exercised. In the event a therapeutic candidate subject to the collaboration results in commercial sales, the Company is eligible to receive tiered royalties at percentages ranging from the mid-single digits to the mid-teens on future net product sales of such commercialized therapeutic candidates. A percentage of the aforementioned payments will be due to Northwestern University (“Northwestern”) upon receipt, pursuant to the Company’s existing license agreements with Northwestern (the “Northwestern License Agreements”).

The Collaboration Agreement will remain in effect, unless earlier terminated, until (a) the expiration of the later-to-expire option exercise period, if Allergan does not exercise either option, or (b) the expiration of the last-to-expire royalty term for any licensed product in such country on a licensed product-by-licensed product and country-by-country basis, if Allergan exercises one or both options. Upon expiration of the royalty term with respect to a particular licensed product in a country, the license for such product in such country will convert to a worldwide, fully-paid, irrevocable and perpetual license.

The Collaboration Agreement also contains customary provisions for termination by either party, including in the event of breach of the Collaboration Agreement, subject to cure, by Allergan for convenience and by the Company upon a challenge of the licensed patents, subject, in certain cases, to customary reversion rights. Upon termination of the Collaboration Agreement by Allergan for convenience or by either party for the other’s breach or bankruptcy, all licenses granted by the Company to Allergan will terminate.

The Collaboration Agreement includes customary representations and warranties on behalf of both the Company and Allergan. The Collaboration Agreement also provides for customary mutual indemnities.

Either party may assign the Collaboration Agreement or delegate its obligations to an affiliate or to a successor without the consent of the other party.

In connection with the entry into the Collaboration Agreement, the Company, Allergan and Northwestern entered into a side letter to the Northwestern License Agreements (the “Side Letter”). Pursuant to the Side Letter, the parties thereto clarified certain provisions of the Northwestern License Agreements as they apply to the sublicenses granted to Allergan pursuant to the Collaboration Agreement, including providing for the survival of Allergan’s sublicense to the applicable Northwestern intellectual property rights should the Northwestern License Agreements terminate or if the Company’s licenses to such intellectual property rights are rendered non-exclusive in accordance with the Northwestern License Agreements (other than as a result of an act or omission on the part of Allergan or any of its Affiliates or sublicensees). Additionally, the Side Letter clarified Allergan’s rights to grant further sublicenses under such intellectual property rights granted to the Company pursuant to the Northwestern License Agreement.

The foregoing summaries of the Collaboration Agreement and the Side Letter do not purport to be complete and are qualified in its entirety by reference to the full text of the Collaboration Agreement and the Side Letter, copies of which, subject to any applicable confidential treatment, will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2019.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2019	EXICURE, INC.

	By:	/s/ David A. Giljohann
David A. Giljohann, Ph.D.
Chief Executive Officer